Exhibit 24(8)(f)(6):  Form of Amendment No. 5 to Amended and Restated Participation Agreement By and Among Franklin Templeton Variable Insurance Products Trust, Franklin/Templeton Distributors, Inc., Voya Retirement Insurance and Annuity Company, Voya Insurance and Annuity Company, ReliaStar Life Insurance Company, ReliaStar Life Insurance Company of New York, Directed Services, LLC and Voya Financial Partners, LLC

Amendment No. 5 to

Amended and Restated Participation Agreement

Franklin Templeton Variable Insurance Products Trust

Franklin/Templeton Distributors, Inc.

Voya Retirement Insurance and Annuity Company

Voya Insurance and Annuity Company

ReliaStar Life Insurance Company

ReliaStar Life Insurance Company of New York

Directed Services, LLC

Voya Financial Partners, LLC

Franklin Templeton Variable Insurance Products Trust (the “Trust”), Franklin/Templeton Distributors, Inc. (the “Underwriter,” and together with the Trust, “we” or “us”), Voya Retirement Insurance and Annuity Company (formerly ING Life Insurance and Annuity Company), Voya Insurance and Annuity company (formerly ING USA Annuity and Life Insurance Company), ReliaStar Life Insurance Company, ReliaStar Life Insurance Company of New York, and Directed Services, LLC and Voya Financial Partners, LLC (formerly ING Financial Advisers, LLC), your distributors, (collectively, the “Company”, “you” or “your”) on your behalf and on behalf of certain Accounts, (individually a “Party”, collectively, the “Parties”) have previously entered into an Amended and Restated Participation Agreement dated December 30, 2005, and subsequently amended June 5, 2007, November 17, 2011, August 12, 2013 and August 1, 2014 (the “Agreement”).  The Parties now desire to amend the Agreement by this amendment (the “Amendment”).  Unless otherwise indicated, the terms defined in the Agreement shall have the same meaning in this Amendment.

Except as modified hereby, all other terms and conditions of the Agreement shall remain in full force and effect.  Unless otherwise indicated, the terms defined in the Agreement shall have the same meaning in this Amendment.

A M E N D M E N T

            For good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend the Agreement as follows:

1.                  Schedules A, C and G of the Agreement are deleted and replaced in their entirety with the Schedules A, C and G attached hereto, respectively.

2.                  All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Voya Amd #5 to Restated FPA 2015-03-31.docx

IN WITNESS WHEREOF, each of the parties has caused its duly authorized officers to execute this Amendment as of March 31, 2015.

The Trust: Only on behalf of each Portfolio listed on Schedule C of the Agreement.	Franklin Templeton Variable Insurance Products Trust By: Name: Karen L. Skidmore Title: Vice President

The Underwriter:	Franklin/Templeton Distributors, Inc. By: Name: Christopher Felchlin Title: Vice President

The Companies:

Voya Retirement Insurance and Annuity Company By: Name: Title:	Voya Insurance and Annuity Company By: Name: Title:

ReliaStar Life Insurance Company By: Name: Title:	ReliaStar Life Insurance Company of New York By: Name: Title:

The Distributors:
Directed Services, LLC. By: Name: Title:	Voya Financial Partners, LLC By: Name: Title:

Schedule A

The Company and its Distributor

THE COMPANY

Voya Retirement Insurance and Annuity Company
151 Farmington Avenue

Hartford, Connecticut 06156

            An insurance company incorporated in Connecticut.

Voya Insurance and Annuity Company

1475 Dunwoody Drive

West Chester, Pennsylvania 19380

An insurance company incorporated in Minnesota.  Effective December 21, 1993, changed its state of domicile to Delaware.

ReliaStar Life Insurance Company

151 Farmington Avenue

Hartford, Connecticut 06156

            A life insurance company incorporated in Minnesota.

ReliaStar Life Insurance Company of New York

1475 Dunwoody Drive

West Chester, Pennsylvania 19380

            A life insurance company incorporated in New York.

THE DISTRIBUTOR

Directed Services, LLC

1475 Dunwoody Drive

West Chester, Pennsylvania 19380

A corporation incorporated in Delaware.

Voya Financial Partners, LLC

One Orange Way,

Windsor, CT 06095

            A corporation incorporated in Delaware.

Schedule C

Available Portfolios and Classes of Shares of the Trust

All Classes of Shares of the Trust:

1.                  Franklin Flex Cap Growth VIP Fund – Classes 2 and 4

2.                  Franklin Founding Funds Allocation VIP Fund – Classes 1, 2 and 4

3.                  Franklin Global Real Estate VIP Fund- Classes 1 and 2

4.                  Franklin Growth and Income VIP Fund – Classes 1 and 2

5.                  Franklin High Income VIP Fund – Classes 1 and 2

6.                  Franklin Income VIP Fund – Classes 1, 2 and 4

7.                  Franklin Large Cap Growth VIP Fund – Classes 1 and 2

8.                  Franklin Mutual Global Discovery VIP Fund – Classes 1, 2 and 4

9.                  Franklin Mutual Shares VIP Fund – Classes 1, 2 and 4

10.              Franklin Rising Dividends VIP Fund – Classes 1, 2 and 4

11.              Franklin Small Cap Value VIP Fund – Classes 1, 2 and 4

12.              Franklin Small-Mid Cap Growth VIP Fund – Classes 1, 2 and 4

13.              Franklin Strategic Income VIP Fund – Classes 1, 2 and 4

14.              Franklin U.S. Government Securities VIP Fund – Classes 1 and 2

15.              Templeton Developing Markets VIP Fund – Classes 1, 2 and 4

16.              Templeton Foreign VIP Fund – Classes 1, 2 and 4

17.              Templeton Global Bond VIP Fund – Classes 1, 2 and 4

18.              Templeton Growth VIP Fund – Classes 1, 2 and 4

Schedule G

Addresses for Notices

To the Company:                                 Voya Retirement Insurance and Annuity Company

                                                            ReliaStar Life Insurance Company

                                                One Orange Way, C2N

                                                Windsor, CT  06095-4774

                                                Attention: Jacqueline Salamon

                                                            Legal Department

                                                                  Voya Insurance and Annuity Company

                                                            ReliaStar Life Insurance Company of New York

                                                            One Orange Way, C2N

                                                Windsor, CT  06095-4774

                                                Attention: Chief Legal Officer

                                                            Legal Department

To the Distributor                                Directed Services, LLC

                                                            1475 Dunwoody Drive

                                                            West Chester, Pennsylvania 19380

                                                            Attention:  Regina Gordon

                                                            Chief Compliance Officer – Retail Annuities.

                                                            Voya Financial Partners, LLC

                                                            One Orange Way

                                                            Windsor, CT 06095

                                                            Attention: Dave Kelsey, Vice President

To the Trust:                                        Franklin Templeton Variable Insurance Products Trust

                                                            One Franklin Parkway, Bldg. 920 2nd Floor

                                                            San Mateo, California 94403

                                                            Attention:  Karen L. Skidmore, Vice President

To the Underwriter:                             Franklin/Templeton Distributors, Inc.

                                                            100 Fountain Parkway, Bldg. 140, 7th Floor

                                                            St. Petersburg, FL 33716

                                                            Attention:  Peter Jones, President

If to the Trust or Underwriter

      with a copy to:                               Franklin Templeton Investments

                                                            One Franklin Parkway, Bldg. 920 2nd Floor

                                                            San Mateo, California 94403

                                                            Attention:  General Counsel

                                                                               5